As filed with the Securities and Exchange Commission on May 7, 2014

Registration No. 333-171787

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

GENTHERM INCORPORATED

(Exact name of registrant as specified in its charter)

Michigan	95-4318554
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

21680 Haggerty Rd., Ste. 101

Northville, MI 48167

(248) 504-0500

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Daniel R. Coker

President and Chief Executive Officer

Gentherm Incorporated

21680 Haggerty Rd., Suite 101

Northville, MI 48167

(248) 504-0500

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

Michael S. Ben, Esq.

Honigman Miller Schwartz and Cohn LLP

2290 First National Building

660 Woodward Ave.

Detroit, MI 48226-3506

(313) 465-7316 (telephone)

Approximate date of commencement of proposed sale to the public: Not applicable. This post-effective amendment deregisters those securities that remain unsold hereunder as of the effective date hereof.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

Deregistration of Securities

This Post-Effective Amendment No. 1 relates to the registration statement on Form S-3 (Registration No. 333-171787) of Gentherm Incorporated (f/k/a Amerigon Incorporated, the “Company”) filed with the Securities and Exchange Commission on January 20, 2011 (the “Registration Statement”), registering up to $100,000,000 of the Company’s common stock, preferred stock, warrants or rights to purchase shares of common stock or preferred stock, or units, individually or in any combination of these securities.

The offering pursuant to the Registration Statement has terminated. In accordance with the undertaking made by the Company in the Registration Statement to remove from registration, by means of a post-effective amendment, any of the securities registered thereunder that remain unsold at the termination of the offering, the Company hereby removes from registration the securities of the Company registered but unsold under the Registration Statement.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Northville, State of Michigan, on May 7, 2014.

GENTHERM INCORPORATED

By:	/S/ DANIEL R. COKER
Name: Daniel R. Coker
Title: President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date:

/s/ Daniel R. Coker Daniel R. Coker	Director, President and Chief Executive Officer (Principal Executive Officer)	May 7, 2014

/s/ * Barry G. Steele	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	May 7, 2014

/s/ * Oscar B. Marx, III	Director, Chairman of the Board	May 7, 2014

/s/ Lewis Booth Lewis Booth	Director	May 7, 2014

/s/ * Francois J. Castaing	Director	May 7, 2014

/s/ Sophie Desormière Sophie Desormiére	Director	May 7, 2014

/s/ * Maurice E.P. Gunderson	Director	May 7, 2014

/s/ Carlos Mazzorin Carlos Mazzorin	Director	May 7, 2014

/s/ Franz Scherer Franz Scherer	Director	May 7, 2014

/s/ Byron Shaw Byron Shaw	Director	May 7, 2014

*By:	/s/ Daniel R. Coker
Daniel R. Coker, Attorney-in-Fact